EXHIBIT 10.35
Memorandum of Plan Actions
WHEREAS, the Administrative Committee for the Baxter International Inc. Employee Benefit Plans (the “Administrative Committee”), acting solely in a non-fiduciary settlor capacity with respect to the Baxter International Inc. and Subsidiaries Pension Plan (the “Plan”) sponsored by Baxter International Inc. (the “Company”), previously approved the implementation of a settlement strategy to de-risk the Plan through an annuity purchase for substantially all or a significant portion of the Plan’s retirees by the end of October 2019 (or by or at such other dates as the Administrative Committee (or its designee) may deem advisable) with the use of an independent fiduciary selected and engaged by the applicable Plan fiduciary (the “Plan Settlement”); and
WHEREAS, the Administrative Committee has authorized any member thereof to make Plan design determinations and adopt applicable Plan amendments related to the Plan Settlement as such member deems advisable.
NOW, THEREFORE, the Plan is hereby amended as set forth in Exhibit A attached hereto to this Memorandum of Plan Actions.
The Administrative Committee (or its designee) and each member thereof, is authorized and empowered in the name and on behalf of the Company, Plan and/or Administrative Committee to take any action (including, without limitation, the payment of expenses) and to execute in any appropriate manner and deliver any and all agreements, certificates, instruments, and other documents (under corporate seal of the Company or otherwise) that the Administrative Committee (or its designee) or such member thereof may deem necessary, appropriate, or desirable in order to carry out the purposes and intent of each and all of the foregoing amendments.
On behalf of the Company and Administrative Committee, the undersigned has adopted the amendment to the Plan attached hereto.

APPROVED:

/s/ Jeanne Mason____________________
Jeanne Mason
Senior Vice President – Human Resources
Administrative Committee Member

10/4/19____________________
Date

EXHIBIT A

Retiree Annuity Purchase Amendment
for the
Baxter International Inc. and Subsidiaries Pension Plan

SECOND AMENDMENT TO THE BAXTER INTERNATIONAL INC. AND SUBSIDIARIES PENSION PLAN (As Amended and Restated January 5, 2018)

Pursuant to Section 11.1 of the Baxter International Inc. and Subsidiaries Pension Plan, as amended and restated effective January 5, 2018 (the “Plan”), the Plan is amended in the following particulars, effective as of October 4, 2019 (or such other date indicated below):

1. Article I of the Plan is amended by adding the following new Section 1.7:

“1.7 Annuity Purchase.

Effective as of October 4, 2019, the Plan was amended by the addition of Supplement N to reflect an annuity purchase for substantially all of the Plan’s participants and beneficiaries in pay status.”

2. The Plan is amended by adding the following Supplement N:

“     Supplement N

Retiree Annuity Purchase Provisions

(a)Annuity Purchase. Notwithstanding any other provision of the Plan, on or before October 11, 2019 (or as soon as practicable thereafter), the Plan shall purchase one or more annuity contracts (such term to include group annuity contracts) pursuant to the following provisions:

(1) The annuity contract shall be fully guaranteed by the insurance company by way of an irrevocable commitment to pay each Designated Retiree Participant’s Plan benefit (or applicable portion thereof in the case of multiple annuity contracts) transferred to the insurance company on and after Annuity Contract Start Date.

(2) The annuity contract shall provide for the continued payment of the Designated Retiree Participant’s Plan benefit (or applicable portion thereof in the case of multiple annuity contracts) transferred to the insurance company on and after the Annuity Contract Start Date, in the same form of payment that was in effect under the Plan immediately before the Annuity Contract Start Date, including any applicable Beneficiary, joint annuitant, contingent annuitant, or similar designation, any survivor benefit election or waiver, and the terms of any QDRO.

(3) The annuity contract(s) shall provide that the benefits are legally enforceable by the sole choice of the individual against the insurance company issuing the contract.

(4) A certificate under the annuity contract(s) shall be issued by the insurance company to each Designated Retiree Participant on or as soon as administratively practicable after the date of the annuity purchase(s).

(5) The Independent Fiduciary, acting as a fiduciary of the Plan, shall select the insurance company (or companies) and shall have the full discretionary authority to approve all terms and conditions of the annuity contract(s), and to direct the transfer of designated Plan assets in consideration therefore. On or before October 11, 2019 (or as soon as practicable thereafter), the Independent Fiduciary shall enter into a purchase commitment agreement with the Company and the selected insurance company (or companies) pursuant to which, upon the closing date of such purchase commitment agreement, provided that all applicable closing conditions therein are satisfied or waived, the Independent Fiduciary shall direct the transfer of Plan assets (in cash and/or in-kind as determined by the Investment Committee or its designee) to the insurance company (or companies) in consideration for such annuity contract(s) and the liability for the Plan benefits of each Designated Retiree Participant shall be transferred to such insurance company (or companies).

(6) Each arrangement with an insurance company shall be established and maintained pursuant to a written contract or policy with an insurance company qualified to do business in a State (as defined under ERISA). Reference herein to an insurance company shall also include an insurance service or insurance organization, if and as applicable.

(7) The Plan shall not be the contract-holder of the annuity contract(s) nor shall such annuity contract(s) be held as an asset of the Plan.

(8) Reference herein to the benefit payable to a Designated Retiree Participant shall include such amounts payable to the Designated Retiree Participant and, as applicable, to his/her current or future Beneficiary, eligible or surviving Spouse, joint or contingent annuitant, survivor, or alternate payee.

(9) After the Annuity Contract Start Date, the Plan shall have no further obligation to make any payment with respect to any Plan benefit of a Designated Retiree Participant transferred to the insurance company, including with respect to his/her Beneficiary, eligible or surviving Spouse, joint or contingent annuitant, survivor, or alternate payee, or other person claiming any rights or benefits by or through the Designated Retiree Participant. After the Annuity Contract Start Date, the Plan shall have no liability to such individuals and such individuals shall cease to be covered under the Plan as provided under ERISA and applicable Department of Labor regulations thereunder.

(b)Definitions. For purposes of this Supplement N, the following definitions shall apply.

(1) “Annuity Contract Start Date” shall be January 1, 2020, or, if applicable for an annuity contract, such other date set under the terms of the annuity contract when the Designated Retiree Participant’s benefit (or applicable portion thereof in the case of multiple annuity contracts) under the Plan shall be fully guaranteed and paid pursuant to the annuity contract.

(2) “Covered Individual” refers to a Participant, or Beneficiary, eligible Spouse, surviving Spouse, joint annuitant, contingent annuitant, or alternate payee of a Participant.

(3) “Designated Retiree Participant” refers to a Covered Individual who satisfies the following conditions:

(i) the payment of the Covered Individual’s benefit under the Plan commenced from the Plan on or before January 1, 2019; and

(ii) the Covered Individual’s benefit under the Plan is being paid in the form of an annuity (including, without limitation, the term certain portion of a life and term certain annuity); and

(iii) such Covered Individual is not an Excluded Person.

The list of Designated Retiree Participants shall be the list of individuals designated as “Annuitants” (or such other similar term having similar import) that is included as an exhibit or schedule to the purchased annuity contract(s) described in this Supplement N.

(4) “Excluded Person” refers to any Covered Individual who satisfies any of the following conditions immediately before the purchase of the annuity contract(s) described in this Supplement N:

(i) A person who resides in the European Union; or

(ii) A person whose Plan benefits are paid in part by a legacy annuity contract previously purchased by the Plan; or

(iii) A person for whom the Plan Administrator has determined that, due to administrative complexities, such benefit is not suitable to be included in the purchased annuity contract(s) described in this Supplement N.

(5) “Independent Fiduciary” refers to the Investment Manager appointed by the Investment Committee in connection with the purchase of the annuity contract(s) described in this Supplement N.

(c)The provisions of this Supplement N shall supersede the provisions of the main Plan document to the extent necessary to eliminate any inconsistencies between the Plan document and this Supplement N.”